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                                                                    Exhibit 99.4

P R O X Y

                         CHRIS-CRAFT INDUSTRIES, INC.
                                     PROXY

                Proxy for the Special Meeting of Stockholders
       to be held at 11:00 AM on April 24, 2001 at the Renaissance Parc
           55 Hotel, 55 Cyril Magnin Street, San Francisco, CA 94102

     BRIAN C. KELLY AND WILLIAM D. SIEGEL, and each of them, with full power of substitution, are hereby authorized to represent and to vote and act with respect to all stock of the undersigned at the Special Meeting of Stockholders of Chris-Craft Industries, Inc., on April 24, 2001 and at any adjournment or adjournments thereof, as designated herein upon the proposal set forth herein, as set forth in the Joint Proxy Statement/Prospectus, and, in their discretion, upon such other matters as may be properly brought before the meeting.

                                  Change of Address

                                  ________________________________________

                                  ________________________________________

                                  ________________________________________

      PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY.



                                                                    SEE REVERSE
                                                                       SIDE
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                             FOLD AND DETACH HERE
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[X]Please mark your                                                     0287
   votes as indicated
   in this example.

The Board of Directors recommends a vote FOR proposal (1), the approval and adoption of the merger agreement.

1. Approval and Adoption of the Agreement and Plan of Merger, dated as of August 13, 2000, as amended, among Chris-Craft Industries, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings, Inc. The Agreement and Plan of Merger contemplates two alternative mergers (a forward merger and a reverse merger). A vote in favor of the approval and adoption of the Agreement and Plan of Merger constitutes the approval of both alternative mergers.

                          FOR     AGAINST     ABSTAIN
                          [ ]       [ ]         [ ]

                                              PLEASE SEND AN ADMITTANCE CARD [ ]

                                      IF YOU PLAN TO ATTEND THE SPECIAL MEETING
                                      IN PERSON, PLEASE CHECK THE BOX ABOVE, AND
                                      AN ADMITTANCE CARD WILL BE MAILED TO YOU.

                                           CHANGE OF ADDRESS ON REVERSE SIDE [ ]

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CHRIS-CRAFT INDUSTRIES, INC. When properly executed it will be voted as directed by the stockholder but, unless otherwise specified, it will be voted FOR proposal (1), the approval and adoption of the merger agreement.

Vote, sign and date this Proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States.

NOTE: Please sign exactly as name appears hereon. If the named holder is a corporation, partnership or other association, please sign its name and add your name and title. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                        ________________________________________

                                        ________________________________________
                                        SIGNATURE(S)                    DATE

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                             FOLD AND DETACH HERE

               PLEASE VOTE BY RETURNING THE ATTACHED PROXY CARD

                 VOTE, SIGN AND DATE THIS PROXY AND RETURN IT
                      PROMPTLY IN THE ENCLOSED ENVELOPE.
            NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.